UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2011

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49697	06-1449146
(Commission File Number)	(IRS Employer Identification No.)

8909 Purdue Road
Suite 300
Indianapolis, IN 46268
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 484-6000

None.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously announced in a Current Report on Form 8-K filed on June 10, 2011, Frontier Airlines, Inc. (“Frontier”), a subsidiary of Republic Airways Holdings Inc. (the “Company”), reached a tentative agreement with the Frontier pilots (the “Pilots”) represented by the Frontier Airlines Pilot Association (“FAPA”) pursuant to which FAPA agreed in principle to the restructuring of certain wages and benefits.  In exchange for the restructuring investment, FAPA may receive an equity stake in Frontier.  The tentative agreement was approved by the Company’s Board of Directors on June 15, 2011 and was ratified by the Pilots on June 17, 2011.

Frontier and FAPA have outlined the provisions of the tentative agreement in a letter agreement which contains the terms and conditions of the restructuring investment, and a commercial agreement which contains the terms and conditions of FAPA’s equity participation and profit sharing in Frontier.  Pursuant thereto, Frontier and FAPA will enter into an equity investment agreement and a profit sharing plan. Such agreements will be filed by the Company pursuant to Item 1.01 on a Current Report on Form 8-K. The commercial agreement also provides that the Company will make a good faith effort to attract equity investment(s) in Frontier that would reduce the Company's ownership of Frontier to a minority interest by December 31, 2014.

A copy of LOA 67 and the Commercial Agreement are furnished herewith as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Letter of Agreement 67, by and between Frontier Airlines, Inc. and the Frontier pilots represented by the Frontier Airlines Pilot Association, dated as of June 24, 2011.

99.2	Commercial Agreement, by and among Frontier Airlines, Inc., Republic Airways Holdings Inc. and FAPAInvest LLC, dated as of June 24, 2011.

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.

By:	/s/ Timothy P. Dooley
Name: Timothy P. Dooley
Title: Senior Vice President and Chief Financial Officer

Dated: July 6, 2011

EXHIBIT INDEX

Exhibit Number	Description

99.1	Letter of Agreement 67, by and between Frontier Airlines, Inc. and the Frontier pilots represented by the Frontier Airlines Pilot Association, dated as of June 24, 2011.

99.2	Commercial Agreement, by and among Frontier Airlines, Inc., Republic Airways Holdings Inc. and FAPAInvest LLC, dated as of June 24, 2011.